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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Inverness Medical Innovations Inc. of our report dated May 18, 2005, relating to the financial statements of Ischemia Technologies, Inc. as of and for the year ended December 31, 2004, which report appears in the Form 8-K/A of the Inverness Medical Innovations, Inc., dated May 27, 2005.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

                      /s/ Anton Collins Mitchell LLP

Denver, Colorado
August 26, 2005

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  Exhibit 23.3